As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-•

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

MICROMEM TECHNOLOGIES INC.
(Exact name of Registrant as specified in its Charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

777 Bay Street, Suite 1910, M5G-2E4, Canada
(Address, including zip code, of principal executive offices)
________________

Micromem Technologies Inc. Stock Option Plan
(Full titles of the plans)
________________

Joseph P. Galda

Hodgson Russ LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203-2391
(Name and address of agent for service)

(716) 848-1454
(Telephone number, including area code, of agent for service)
_________________

Copy to:
Manoj Pundit
Chitiz Pathak LLP
154 University Avenue, Suite 500
Toronto, Canada M5H 3Y9
(416) 368-0300 ext. 270

and

Richard Raymer
Hodgson Russ LLP
150 King Street W.
P.O. Box 30, Suite 2309
Toronto, Ontario
M5H 1J9

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (US$)	Proposed Maximum Aggregate Offering Price (US$)	Amount of Registration Fee (US$)
Common Shares	5,300,000 (1)	$0.40 (2)	$ 2,120,000	$ 171.51

(1)       Common shares subject to options granted under the Micromem Technologies Inc. Stock Option Plan dated
            February 14, 2001 (the Plan") on July 2, 2003.

(2)       Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rule
           457(f), based on the average of the high and low sale prices of the Registrant's common shares, as reported on the OTC Bulletin Board on January 23, 2004.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.

                    Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.     Registrant Information and Employee Plan Annual Information.

                    Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

REOFFER PROSPECTUS

MICROMEM TECHNOLOGIES INC.

_____________________

5,300,000 Common Shares
subject to options granted under the Plan on July 2, 2003

_____________________

        The shareholders of Micromem Technologies Inc. (the "Company") listed on page 12 of this prospectus are offering up to a total of 5,300,000 common shares under this prospectus. The Company is not offering or selling any shares under this prospectus and will not receive any of the proceeds from the sale of the shares offered by these selling shareholders.

        The selling shareholders may sell the shares from time to time on or off the NASD OTC Bulletin Board at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

        The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that (i) the Company was constituted under and is governed by the laws of the Province of Ontario, that some or all of its directors and officers are or may be residents of Canada (ii) certain of the experts named herein are or may be residents of Canada, and that (iii) all or substantial portion of the assets of the Company and said persons are or may be located outside the United States.

        We do not know when, how or if the selling shareholders intend to sell their common shares covered by this prospectus or what the price, terms or conditions of any sales will be. The selling shareholders may sell the shares at various times and in various types of transactions. See "Plan of Distribution" below. The prices at which the shares may be sold, any commissions paid in connection with any sale, may vary from transaction to transaction. We understand that the Securities and Exchange Commission may, under certain circumstances consider persons reselling any shares of our common shares and dealers or brokers handling a resale of shares of our common shares and dealers and brokers handling a resale of shares of our common stock to be "underwriters" within the meaning of the Securities Act of 1933.

        Our common shares are listed for trading on the NASD OTC Bulletin Board under the symbol "MMTIF.OB". On January 23, 2004, the last reported sale price for our common shares was $0.40 per share.

_____________________

INVESTING IN OUR COMMON SHARES INVOLVES CERTAIN RISKS.
SEE "RISK FACTORS" BEGINNING ON PAGE 4.
_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This prospectus is dated January 27, 2004.

TABLE OF CONTENTS

Cautionary Statement Regarding Forward-Looking Statements	2
Where You Can Find More Information	3
Risk Factors	4
Selected Balance Sheet Information	8
Selected Statement of Operations and Deficit Information	8
Statement of Capitalization and Indebtedness	9
Recent Developments	9
About the Company	10
Price Range of Common Shares of the Company	11
Selling Shareholders	11
Use of Proceeds	15
Legal Matters	15
Plan of Distribution	15
Experts	16
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	16
Signatures	22
Power of Attorney	23
Exhibit Index	25

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Specifically, all statements other than statements of historical facts included in this prospectus, or incorporated herein by reference, regarding our financial position, business strategy and plans, and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this prospectus, including the information incorporated by reference, the words anticipate, believe, estimate, expect, may, will, continue, intend and plan and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management for future operations, are intended to identify forward-looking statements. These cautionary statements reflect our current view regarding future events and are subject to risks, uncertainties and assumptions related to various factors which include, but may not be limited to, those listed under the heading "Risk Factors" and other cautionary statements in this prospectus and in the information incorporated herein by reference.

        Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of the risks or uncertainties we describe materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as being anticipated, believed, estimated, expected, intended or planned. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-8 filed by us with the Securities and Exchange Commission (the "Commission") under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement, to which reference is made for further information. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        We are subject to the information requirements of the Exchange Act, and in accordance therewith, file reports and other information with the Commission. As a foreign private issuer under the Securities Act, such reports and other information may, in certain instances, be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Our Commission filings are available to the public through the Commission's "EDGAR" (Electronic Data Gathering, Analysis and Retrieval System), available on the Commission's website (http://www.sec.gov). You may also read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You can also review copies of this information and registration system

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference:

  our annual report on Form 20-F for the fiscal year ended October 31, 2002;

  the description of our common shares, which is contained under the heading "Description of Securities to Be Registered" in the prospectus that is part of our Registration Statement on Form 20-F filed pursuant to Section 12(g) of the Exchange Act (SEC file no. 000-26005), and any amendment or report filed for the purpose of updating such description;

  any Form 6-K subsequently filed with the SEC which is identified by us as being incorporated by reference into this prospectus; and

  any other report filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

          We will furnish to any person, including any beneficial owner, to whom this prospectus is delivered, without charge, a copy of any information incorporated by reference into this prospectus but not delivered with the prospectus, upon written or oral request. Requests for such information shall be made to the attention of Mr. Joseph Fuda, C.E.O., either by writing to him at Micromem Technologies Inc., 777 Bay Street Suite 1910, Toronto, Ontario M5G 2E4, Canada, or by calling him at (416) 364-6513.

  RISK FACTORS

  To understand this offering fully, you should read the entire prospectus carefully, including "Risk Factors" below. In addition, you should also read the documents referred to in "Where You Can Find More Information" on page 3 for more information about our company and our financial statements. Investing in our common shares involves various risks. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common shares.

  The Company and the Company's investors face a number of significant risks, certain of which are described below.

          Going Concern

          There is substantial doubt about the Company's ability to continue as a going concern because of the substantial losses incurred in the development state. In addition the Company is still in the development state and it will be necessary to raise additional funds for the continuing development, testing and commercial exploitation of its technologies. The sources of these funds have not yet been identified and there can be no certainty that sources will be available in the future. As such, the realization of the Company's assets and discharge of its liabilities is subject to significant uncertainty.

          The Company's ability to continue as a going concern is dependent upon completing the development of its technology for a particular application, achieving profitable operations, obtaining additional financing and successfully bringing its technologies to the market. The outcome of these matters cannot be predicted at this time. The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classifications of the assets and liabilities that might be necessary should the Company be unable to continue in business.

          The Company Currently Has No Operating Revenue

          The Company has no revenues and it does not expect to generate revenues in the near future. If the Company fails to enter into any license agreements it will have no revenues and even if it enters into such agreements the amount of the revenues it receives will depend on the terms it is able to get from each licensee and the ability of each licensee to compete in its particular market.

          The Company's Technology is under Development

          The Company's technology is currently under development and is therefore not yet proven to be commercially viable. In order that the Company may be able to procure revenue generating licensing arrangements, significant development work remains to be completed.

          Products Using the Technology Have Not Yet Been Manufactured

          The Company's success depends on whether its technology can be manufactured in large quantities at competitive prices. Failure to be able to manufacture large quantities at competitive prices will seriously hurt the Company's ability to generate revenues.

          Competitors are seeking to develop Other Magnetic based Memory Technologies

          Most of the major producers of memory components and devices are reported to be conducting research directed towards the development of other non-volatile random access memory technologies. While information concerning such research is difficult to obtain, reports indicate that very large sums of money are being spent and that major companies such as IBM, Motorola and Honeywell, that have enormous resources at their disposal, are involved.

          The Company may be materially affected by aggressive competition as the memory and data storage industry is highly competitive, and customers make their decisions based on a number of competitive factors, including the following:

  • Functionality
  • Technology
  • Performance
  • Reliability
  • System scalability
  • Price
  • Quality
  • Product availability
  • Customer service
  • Brand recognition

          The Company must address each of these factors effectively in order to successfully compete. If the Company is unable to adapt its products and services to changes in these competitive factors, it may never gain market share.

          Failure To Receive Continued Financing Will Cause the Business to Suffer

          Since the Company expects no revenues in the near future, the Company will need additional financing to continue the research and development and to successfully market the technology to potential licensees. While the Company has had sufficient funds thus far to meet its requirements, there is no assurance it will be able to continue to do so, and failure to raise sufficient funds in the future will affect its ability to develop and market the technology.

          Because Much of the Company's Success and Value Depends On Its Ownership and Use of Intellectual
          Property, the Company's Failure to Protect That Property Could Adversely Affect Its Future Growth and Success

          The Company's success will depend on its ability to protect its intellectual property. The Company relies primarily on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods to protect its proprietary technologies and processes. Despite its efforts to protect its proprietary technologies and processes, unauthorized parties may attempt to copy or otherwise obtain and use its products or technology without authorization, develop similar technology independently or design around its patents. Policing unauthorized use of the Company's products is expensive and difficult, and the Company cannot be certain that the steps it has taken will prevent misappropriation or infringement of its intellectual property.

          Intellectual Property Claims Against the Company, No Matter How Groundless, Could Cause Its
          Business To Suffer

          The Company's future success and competitive position depend in part on its ability to retain exclusive rights to its technology, including any improvements that may be made on that technology from time to time by the Company or on its behalf. While the technology is patented or subject to pending patent applications in the U.S.A. and the Company knows of no challenge that has been made either against the technology or against the Company's rights to it, and has no reason to believe that any such challenge might be made or that the grounds for any such challenge exist, if any intellectual property litigation were to be commenced against the Company, no matter how groundless, the result would be significant expense, adversely affecting further development, licensing and sales, and diverting the efforts of its technical and management personnel and, in the event of an adverse outcome, substantial damages and possible restrictions on the further development licensing and use of the technology.

          There is no assurance that any of the pending applications will be issued as patents or that any issued patent will not be determined to be invalid at a later date.

          No Foreseeable Dividends

          The Company has never paid a dividend on its securities. The Company does not anticipate paying dividends in the foreseeable future.

          Issuance of Additional Securities and Dilution

          The board of directors of the Company has the authority to issue additional Common Shares or other securities of the Company without the prior consent or vote of the Company's shareholders. The issuance of additional Common Shares may have the effect of diluting the proportionate equity interest and voting power of holders of Shares.

          Dependence on Key Personnel

          The senior managers and employees of the Company are Salvatore Fuda, who serves as the Chairman and Joseph Fuda, who serves as the Chief Financial Officer. Dr. Harry Ruda, and a number of researchers forming the team that he oversees, are key technical personnel, engaged pursuant to a research collaboration agreement between the Company and the University of Toronto. The Company's success will depend on its ability to retain certain of its senior management and key technical personnel. It will also depend, to a large extent, on its ability to attract and retain additional highly skilled personnel in the future.

          The Company may be materially affected by global economic and political conditions

          The Company's ability to generate revenue may be adversely affected by the slowdown in the global economy as companies delayed their purchase decisions, reduced their technology spending budgets, increased their purchase authorization approval requirements, and reduced their capital expenditures by maximizing the current capacities of their data storage equipment. The Company does not currently anticipate any significant improvement in technology spending during 2003 and 2004. During 2002 and 2003, the Company implemented various cost-saving measures to help mitigate the adverse effects of the slowdown in the global economy. The Company cannot provide any assurance that a prolonged economic downturn, particularly as it affects the technology sector, will not have additional adverse effects on the Company's financial condition, results of operations, or our ability to generate revenue. Furthermore, the Company cannot provide any assurance that our cost-saving measures will be successful or sufficient to allow the Company to commence generating revenues in future periods because revenues will be dependent, among other things, upon on completion of the development of the Company's technologies and procuring of revenue generating contracts.

          The Company's financial condition and results of operations could also be materially affected by unstable global political conditions. Terrorist attacks or acts of war could significantly disrupt the Company's operations and the operations of the Company's future customers, suppliers, distributors, or resellers. The Company cannot predict the potential impact on its financial condition or results of operations should such events occur.

          The Company may be materially affected by rapid technological change and evolving industry standards

          Short product life cycles are inherent in high-technology industries due to rapid technological change and evolving industry standards. The Company's future financial condition and results of operations depend on its ability to respond effectively to these changes. The Company cannot provide any assurance that it will be able to successfully develop, manufacture, and market innovative new products or adapt its current products to new technologies or new industry standards. In addition, customers may be reluctant to adopt new technologies and standards, or they may prefer competing technologies and standards. Because the technology market changes so rapidly it is difficult to predict the rate adoption of its ferromagnetic memory technology.

          The Company may be materially affected by risks associated with new product development

          New product research and development is complex and requires the investigation and evaluation of multiple alternatives, as well as planning the design and manufacture of those alternatives selected for further development. Research and development efforts could be adversely affected by any of the following:

  • Hardware and software design flaws
  • Product development delays
  • Changes in data storage technology
  • Changes in operating systems
  • Changes in industry standards

          Manufacturing new products involves integrating complex designs and processes, coordinating with suppliers for parts and components, and managing manufacturing capacities to accommodate forecasted demand. Failure to obtain sufficient quantities of parts and components, as well as other manufacturing delays or constraints, could adversely affect the timing of new product introductions. The Company has experienced product development delays in the past that adversely affected its financial position.

          The Company may be materially affected by the risks associated with developing and protecting intellectual property

          The Company depends on its ability to develop new intellectual property that does not infringe on the rights of others. The Company cannot provide any assurance that it will be able to continue to develop such new intellectual property.

          The Company relies on a combination of U.S. patent, copyright, trademark, and trade secret laws to protect its intellectual property rights. The Company enters into confidentiality agreements relating to its intellectual property with its employees and consultants.

          Due to financial constraints, the Company has determined not to file patent and trademark registration applications with foreign governments; this may expose us and our technologies to infringement in foreign jurisdictions.

          Despite all of the Company's efforts to protect its intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain or use its intellectual property. Monitoring the unauthorized use of the Company's intellectual property is difficult, particularly in foreign countries. The Company cannot provide any assurance that it will be able to adequately protect its intellectual property.

          The Company may be materially affected if it is unable to attract, retain, and motivate key employees

          The Company's future success depends in large part on its ability to attract, retain, and motivate its key employees. The Company faces significant competition for individuals who possess the skills required to design, develop, manufacture, and market the Company's technologies. An inability to successfully attract, retain, and motivate these employees in the future could have an adverse effect on the Company's future financial condition and results of operations.

          Volatility of Common Share Price and Volume

          Shareholders of Micromem may be unable to sell significant numbers of common shares of the Company on the NASD OTC-BB (where the common shares are currently traded) without a significant reduction in the price of the shares, if at all.

          Furthermore, there can be no assurance that the Company will be able to meet the listing requirements of, or achieve listing on, any other stock exchange. The market price of the common shares of the Company may be affected significantly by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors, action by governmental agencies against the Company or the industry in general, developments with respect to patents or proprietary rights, public concern as to the safety of products developed by the Company or others, the interest of investors, traders and others in public companies such as the Company and general market conditions. In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small capitalization companies, have experienced fluctuations which have not necessarily been related to the operating performances, underlying asset values or prospects of such companies.

          Foreign Exchange Risks

          Because we have historically raised funding in U.S. dollars, and our costs are denominated in Canadian dollars we may be subject to foreign exchange risks. A decrease in the value of either of the U.S. dollar relative to the Canadian dollar could affect our burn rates and potential profitability. We do not currently hold forward exchange contracts or other hedging instruments to exchange foreign currencies for U.S. dollars to offset currency rate fluctuations.

          Trading Activity in our Stock may be Reduced

          Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

  SELECTED BALANCE SHEET INFORMATION

As at,
	July 31, 2003	April 30, 2003	January 31, 2003	October 31, 2002	October 31, 2001	October 31, 2000	October 31, 1999	October 31, 1998
Working capital (deficiency)	$ 268,818	$ 381,222	$ 822,026	$ 985,551	$ 3,455,108	$1,076,127	$(3,173,096)	$(516,425)
Capital Assets	8,006	9,554	81,558	98,654	336,839	381,125	55,097	15,334
Total Assets	691,832	860,272	1,273,538	1,583,422	14,454,470	2,219,987	585,327	164,020
Shareholder's equity (deficiency)	589,835	702,563	1,218,481	1,391,903	14,124,918	1,684,775	(3,095,695)	(500,991)

  SELECTED STATEMENT OF OPERATIONS AND DEFICIT INFORMATION
	For the three month periods ended,			For the years ended October 31,
	July 31, 2003	April 30, 2003	January 31, 2003	2002	2001	2000	1999	1998
Interest & other income	$ 640	$ 201,135	$ 15,311	$ 165,892	$ 196,520	$ 140,231	$ 1,303	$ 2,571
Research and development	18,131	545,925	55,057	1,601,624	2,212,679	1,205,777	455,288	50,000

General and administrative expenses	95,237	171,127	133,676	1,332,820	2,513,252	6,168,810	4,753,802	452,313
Write-down of royalty rights	-	-	-	10,000,000	-	-	-	-
Loss before income taxes	112,728	515,917	173,422	12,768,552	4,529,411	7,234,356	5,207,787	499,742
Provision for income taxes (recovery)	-	-	-	(35,537)	30,214	25,000	-	-
Net loss	112,728	515,917	173,422	12,733,015	4,559,625	7,259,356	5,207,787	499,742
Loss per share-basic & diluted	0.00	0.01	0.00	0.27	0.10	0.19	0.14	0.02
Weighted average number of basic and diluted shares	46,700,937	46,700,937	46,700,937	46,396,799	44,163,669	38,763,920	36,213,319	32,120,676

  STATEMENT OF CAPITALIZATION AND INDEBTEDNESS

  The following table sets forth the consolidated debt and capitalization of the Company as at July 31, 2003 and October 31, 2002.

Designation of Security	As at July 31, 2003 (unaudited)	As at October 31, 2002 (audited)
Debt	-	-
Long-term debt	-	-
Obligations under capital leases	-	-
Total Debt	-	-
Shareholders' Equity Share Capital Common Shares (authorized- unlimited)	$31,073,787 46,700,937 shares	$31,073,787 46,700,937 shares
Contributed surplus	$ 578,891	$ 578,891
Deferred share compensation	-	-
Deficit accumulated during the development stage	$ (31,062,843)	$ (30,260,775)
Total Shareholders' Equity	$ 589,835	$ 1,391,903
TOTAL CAPITALIZATION	$ 589,835	$ 1,391,903

  RECENT DEVELOPMENTS

          On March 1, 2003, the Company entered into an Equipment Transfer Agreement with the University of Toronto. Under the terms of this agreement, the Company conveyed equipment having an estimated value of $297,600 to the University for incorporation into the University's magnetic memory facility for the research and development and fabrication of magnetic memory.

          On May 15, 2003, the Company entered into a Collaborative Research Agreement with Communications and Information Technology Ontario ("CITO"), the University of Toronto and Dr. Harry Ruda, Professor of Physics at the University of Toronto. Under the terms of the agreement, over a period of two years the Company is required to contribute $92,000 and $97,600 of in-kind contribution and, CITO is required to contribute $308,000 for research into "High Density Magnetic Memory Device Development". In consideration of such contribution, CITO shall receive a royalty based on revenues received from the sale of products incorporating intellectual property developed under this collaboration agreement for the remaining life of patents issued in connection with such intellectual property.

          On November 1, 2002, the Company entered into an Infrastructure Agreement with the University of Toronto to fund the assembly of a facility for research and development and fabrication of Magnetic Memory. Under the terms of the agreement, the Company has paid $360,000 to the University of Toronto.

          On November 13, 2003, the Company entered into a second 2-year research collaboration agreement ("Second U of T Research Agreement") with Materials and Manufacturing Ontario ("MMO") and the University of Toronto. Through the collaboration, the Company has continued its involvement in the research and development of magnetic memory technology, carried out by a highly skilled research team headed and assembled by Dr. Harry Ruda. Under the agreement, which has a term of two years, the Company has committed to providing $81,000 per year in cash and $44,400 per year of in kind contributions and MMO has committed to providing (Cdn.) $85,000 in cash. The combined cash contributions of the Company and MMO, (Cdn.) $332,000, will be used to cover the operating expenses of the research collaboration over a term of two years. MMO's funding of $170,000 (or $85,000 per year) will be paid directly to the University of Toronto and therefore is not reflected in the Company's financial statements. Under the agreement, the Company maintains its ownership of its portfolio of patents and intellectual property that was developed prior to or outside the scope of the agreement.

          In August 2003, the Company completed Unit private placements to two Canadian private investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placements, the Company received (US) $162,500 as subscription proceeds for the sale and issue of 2,031,250 Units. Each Unit consists of one Common Share and one Series A Warrant. Each Series A Warrant entitles the holder to purchase one Common Share and one Series B Warrant for (US) $0.08 until expiry 12 months from the date of issue. Each Series B Warrant entitles the holder to purchase one additional Common Share for (US) $0.08 until expiry 12 months from the date of issue.

          In December 2003, the Company completed Unit private placements to two Canadian private investors pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placements, the Company received (US) $33,000 as subscription proceeds for the sale and issue of 300,000 Units. Each Unit consists of one Common Share and one Series A Warrant. Each Series A Warrant entitles the holder to purchase one Common Share and one Series B Warrant for (US) $0.11 until expiry 12 months from the date of issue. Each Series B Warrant entitles the holder to purchase one additional Common Share for (US) $0.11 until expiry 12 months from the date of issue.

          In December 2003, the Company also completed a Unit private placement to one Canadian private investor pursuant to prospectus and registration exemptions set forth in applicable securities laws. Under the private placement, the Company received (US) $40,000 as subscription proceeds for the sale and issue of 500,000 Units. Each Unit consists of one Common Share and one Series A Warrant. Each Series A Warrant entitles the holder to purchase one Common Share and one Series B Warrant for (US) $0.08 until expiry 12 months from the date of issue. Each Series B Warrant entitles the holder to purchase one additional Common Share for (US) $0.08 until expiry 12 months from the date of issue.

  ABOUT THE COMPANY

          The Company has been pursuing the development of its two unique memory technologies (collectively, the "Company's Technology"): (i) a memory design with the magnetic bit aligned horizontally to the substrate (known as "HEMRAM™ "); and (ii) a memory design with the magnetic bit aligned vertically to the substrate

  ______________________
  1HEMRAM™ is a trade-mark of Memtech International Inc., a Bahamas corporation wholly-owned by the Company, used under license by the Company and other corporations affiliated with the Company.

   ("VEMRAM™ "). The Company has a portfolio of patents and patent applications protecting the technologies that it is developing.

          We were incorporated under the laws of the Province of Ontario, Canada, on October 21, 1985 as Mine Lake Minerals Inc. We subsequently changed our name to Avanti Capital Corp. on June 23, 1988 and to AvantiCorp International Inc. on April 30, 1992 before becoming Micromem Technologies Inc. on January 14, 1999 in connection with our acquisition of Pageant Technologies Incorporated. Our principal executive offices are located at 777 Bay Street Suite 1910, Toronto, Ontario M5G 2E4, Canada, or by calling him at (416) 364-6513.

  PRICE RANGE OF COMMON SHARES OF THE COMPANY

          The following table provides the price range of the common shares for the periods indicated, including the previous six calendar months, the most recent eight quarterly periods, and each calendar year that the common shares have been publicly traded.

Period	High ($)	Low ($)
Dec 2003	0.23	0.15
Nov. 2003	0.22	0.13
Oct. 2003	0.18	0.08
Sep. 2003	0.22	0.13
Aug. 2003	0.23	0.11
Jul. 2003	0.26	0.07

4th Qtr 2003	0.23	0.08
3rd Qtr 2003	0.26	0.07
2nd Qtr 2003	0.31	0.05
1st Qtr 2003	0.36	0.09
4th Qtr 2002	0.17	0.05
3rd Qtr 2002	0.60	0.11
2nd Qtr 2002	1.21	0.43
1st Qtr 2002	2.50	0.83

Jan 1 - Dec. 31, 2003	0.31	0.05
Jan 1 - Dec. 31, 2002	1.77	0.05
Jan 3 - Dec. 31, 2001	5.28	1.28
Jan. 3 - Dec. 31, 2000	25.13	1.69
Jan. 4 - Dec. 31, 1999	8.44	2.00
Apr. 1 - Dec. 31 1998	6.19	0.19

  SELLING SHAREHOLDERS

          The selling shareholders are eligible to offer and sell up to a total of 5,300,000 common shares under this prospectus. The following table sets forth:

    the name, position and/or title, and municipality of residence of each selling shareholder;

    the number of common shares beneficially owned by each selling shareholder as of the date of this prospectus, assuming exercise of all outstanding options;

    the maximum number of common shares that may be offered by each selling shareholder under this prospectus; and

    the number of common shares that would be owned by each selling shareholder after the completion of the offering if such selling shareholder were to offer and sell all of the common shares such selling shareholder is eligible to offer and sell.

  The information set forth in the table below is based on 49,532,187 common shares outstanding as of January, 23 2004, which includes all of the shares the selling shareholders are eligible to offer under this prospectus and assumes the exercise of all stock options outstanding as of the date of this prospectus. All information with respect to share ownership has been provided by the selling shareholders. The shares covered by this prospectus may be offered by the selling shareholders or their transferees from time to time, in whole or in part.

Selling Shareholder	Number of Common Shares Beneficially Owned Before the Offering(1)	Number of Common Shares Eligible to be Offered	Common Shares Beneficially Owned After the Offering if all Eligible Shares are Sold
			Number	Percent

Salvatore Fuda, Chairman, Toronto, Ontario	2,455,292	1,050,000	1,405,292	2.8%
Joseph Fuda, President, Chief Executive Officer and Director Toronto, Ontario	850,000	850,000	None	0%
Manoj Pundit, Executive VP and General Counsel, and Director Toronto, Ontario	852,478	850,000	2,478	0%
Antonio Lopes, Chief Financial Officer, London, Ontario	300,000	300,000	None	0%
Andrew Brandt, Director, Toronto, Ontario	403,000	400,000	3000	0.01%
Charles Harnick, Director, Toronto, Ontario	400,800	400,000	800	0%
David Sharpless, Director, Toronto, Ontario	400,000	400,000	None	0%
Steven Van Fleet, Director Lagrangeville, New York	300,000	300,000	None	0%
Stephen Fleming, Director, Winter Park, Florida	300,000	300,000	None	0%
George A. Kennedy, Director, Washington, D.C.	300,000	300,000	None	0%
Martha McGroarty, Toronto, Ontario	54,833	50,000	4,833	0.01%
Nina George Mississauga, Ontario	50,000	50,000	None	0%
Joyce Brunton Oakville, Ontario	50,000	50,000	None	0%

  (1) Assumes the exercise of all stock options outstanding as of the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 1,050,000 common shares to Salvatore Fuda, none of which he has exercised as of the date of this prospectus. All of these 1,050,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Fuda has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 1,050,000 common shares represented 2.1% of our outstanding common shares (based on 50,582,187 common shares outstanding as of January 23,2004, assuming the exercise of all of Mr. Salvatore's options). If Mr. Fuda sells all the shares made available for resale in this prospectus, he will own 1,405,292 shares. Mr. Fuda has sole voting and investment power with respect to all the shares being made available for sale by him in this prospectus. Mr. Fuda has served as the Chairman of the Board of Directors of the Company since January 11, 1999 and he continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 850,000 common shares to Joseph Fuda, none of which he has exercised as of the date of this prospectus. All of these 850,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Fuda has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 850,000 common shares represented 1.7% of our outstanding common shares (based on 50,382,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Fuda's options). If Mr. Fuda sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Fuda has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Fuda has served as the President and Chief Executive Officer of the Company and a Director of the Company since February 13, 2002 and he continues to serve in such capacities at the date of this prospectus. He is the son of Salvatore Fuda.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 850,000 common shares to Manoj Pundit, none of which he has exercised as of the date of this prospectus. All of these 850,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Pundit has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 850,000 common shares represented 1.7% of our outstanding common shares (based on 50,382,187 common shares outstanding as of January 23,2004, assuming the exercise of all of Mr. Pundit's options). If Mr. Pundit sells all the shares made available for resale in this prospectus, he will own 2,478 shares. Mr. Pundit has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Pundit has served as the Executive Vice President and General Counsel of the Company since July 17, 2000 and he continues to serve in such capacities at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 300,000 common shares to Antonio Lopes, none of which he has exercised as of the date of this prospectus. All of these 300,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Lopes has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 300,000 common shares represented 0.6% of our outstanding common shares (based on 49,832,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Lopes's options). If Mr. Lopes sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Lopes has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Lopes, he has been the CFO of the Company since November 1, 2002 and he continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 400,000 common shares to Andrew Brandt, none of which he has exercised as of the date of this prospectus. All of these 400,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Brandt has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 400,000 common shares represented 0.8% of our outstanding common shares (based on 49,932,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Brandt's options). If Mr. Brandt sells all the shares made available for resale in this prospectus, he will own 3000 shares. Mr. Brandt has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Brandt has served as a Director of the Company since June 29, 2000 and he continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 400,000 common shares to Charles Harnick, none of which he has exercised as of the date of this prospectus. All of these 400,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Harnick has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 400,000 common shares represented 0.8% of our outstanding common shares (based on 49,932,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Harnick's options). If Mr. Harnick sells all the shares made available for resale in this prospectus, he will own 800 shares. Mr. Harnick has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Harnick has served as a Director of the Company since June 29, 2000 and continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 400,000 common shares to David Sharpless, none of which he has exercised as of the date of this prospectus. All of these 400,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Sharpless has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 400,000 common shares represented 0.8% of our outstanding common shares (based on 49,932,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Sharpless's options). If Mr. Sharpless sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Harnick has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Sharpless has served as a director of the Company since March 2001 and continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 300,000 common shares to Steven Van Fleet, none of which he has exercised as of the date of this prospectus. All of these 300,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Van Fleet has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 300,000 common shares represented 0.6% of our outstanding common shares (based on 49,832,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Van Fleet's options). If Mr. Van Fleet sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Van Fleet has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Van Fleet has served as a director of the Company since April 30, 2002.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 300,000 common shares to Stephen Fleming, none of which he has exercised as of the date of this prospectus. All of these 300,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Fleming has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 300,000 common shares represented 0.6% of our outstanding common shares (based on 49,832,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Fleming's options). If Mr. Fleming sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Fleming has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Fleming has served as a director of the Company since January 11,1999.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 300,000 common shares to George A. Kennedy, none of which he has exercised as of the date of this prospectus. All of these 300,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Kennedy has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 300,000 common shares represented 0.6% of our outstanding common shares (based on 49,832,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Mr. Kennedy's options). If Mr. Kennedy sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Kennedy has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Kennedy has served as a Director of the Company since June 29, 2000 and he continues to serve in such capacity at the date of this prospectus.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 50,000 common shares to Martha McGroarty, none of which she has exercised as of the date of this prospectus. All of these 50,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Ms. McGroarty has not expressed her intent as to the number of common shares, if any, she actually will sell. Before this offering, these 50,000 common shares represented 0.1% of our outstanding common shares (based on 49,582,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Ms. McGroarty's options). If Ms. McGroarty sells all the shares made available for resale in this prospectus, she will own 4,833 common shares. Ms. McGroarty has sole voting and investment power with respect to all the shares eligible to be made available for sale by her in this prospectus. Ms McGroarty has been an employee of the Company since January 1, 2001.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 50,000 common shares to Nina George, none of which she has exercised as of the date of this prospectus. All of these 50,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Ms. George has not expressed her intent as to the number of common shares, if any, she actually will sell. Before this offering, these 50,000 common shares represented 0.1% of our outstanding common shares (based on 49,582,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Ms. George's options). If Ms. George sells all the shares made available for resale in this prospectus, she will not own any common shares. Ms. George has sole voting and investment power with respect to all the shares eligible to be made available for sale by her in this prospectus. Ms George has been an employee of the Company since January 22, 2001.

          On July 2, 2003, pursuant to the Plan, the Company granted options for the purchase of 50,000 common shares to Joyce Brunton, none of which she has exercised as of the date of this prospectus. All of these 50,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Ms. Brunton has not expressed her intent as to the number of common shares, if any, she actually will sell. Before this offering, these 50,000 common shares represented 0.1% of our outstanding common shares (based on 49,582,187 common shares outstanding as of January 23, 2004, assuming the exercise of all of Ms. Brunton's options). If Ms. Brunton sells all the shares made available for resale in this prospectus, she will not own any common shares. Ms. Brunton has sole voting and investment power with respect to all the shares eligible to be made available for sale by her in this prospectus. Ms Brunton has been an employee of the Company since January 1, 2002.

  USE OF PROCEEDS

          We will receive none of the net proceeds from the sale of common shares made available by this prospectus; however, we will receive the exercise price thereof, which will be used for working capital.

  LEGAL MATTERS

          Certain legal matters in connection with the offering of the common shares will be passed upon by Chitiz Pathak LLP of Toronto, Ontario, and Hodgson Russ LLP of Toronto, Ontario and Buffalo, New York.

  PLAN OF DISTRIBUTION

          We are registering the common shares offered by this prospectus on behalf of the selling shareholders. We will pay all expenses of registration of the shares offered hereby, other than commissions, discounts and concessions of underwriters, dealers or agents. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling shareholders. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

          The selling shareholders may sell shares under this prospectus from time to time in transactions, including one or more block transactions, on the NASD OTC Bulletin Board, in the public market off the NASD OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. The selling shareholders may effect these transactions by selling their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a selling shareholder will be paid by that selling shareholder.

          The selling shareholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Consequently, any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

          Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

  EXPERTS

  Our financial statements as at October 31, 2002 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Ernst & Young LLP, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements as at October 31, 2001and for the year then ended and for the cumulative period from September 3, 1997 to October 31, 2001, have been incorporated by reference herein and were audited by KPMG LLP who expressed opinions without reservation on those statements in their reports dated December 20, 1999 and November 16, 2001.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES

  Reference is made to Section 136 of the Business Corporations Act (Ontario), which provides:

          Indemnification of Directors

(1)

  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

	(a)	he or she acted honestly and in good faith with a view to the best interests of the corporation; and

	(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Idem

(2)

  A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

Idem

(3)

  Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

	(a)	was substantially successful on the merits in his or her defense of the action or proceeding; and

	(b)	fulfils the conditions set out in clauses (1)(a) and (b).

Liability Insurance

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against the liability incurred by the person,

(a)

  in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)

  in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

Application to court

(5)

  A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)	Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

          Reference is made to Paragraph 25 of the Company's Bylaw No. 1, which sets forth the following provisions relating to the indemnification of directors and officers:

          "The Corporation shall indemnify the directors and officers of the Corporation, former directors or officers of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate and with the approval of the court in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of the Corporation; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

          Reference is made to Paragraph 26 of the Company's Bylaw No. 1, which sets forth the following provisions relating to insurance for directors and officers:

          "The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against any liability incurred by him, in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3. Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a)	our annual report on Form 20-F for the fiscal year ended October 31, 2002;

(b)	the description of our common shares, which is contained under the heading "Description of Securities to Be Registered" in the prospectus that is part of our Registration Statement on Form 20-F pursuant to Section 12(g) of the Exchange Act (SEC file no. 000-26005), and any amendment or report filed for the purpose of updating such description;

(c)	any Form 6-K subsequently filed with the SEC which is identified by us as being incorporated by reference into this prospectus; and

(d)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Item 4. Description of Securities.

          Not applicable.

  Item 5. Interest of Named Experts and Counsel.

          Certain legal matters in connection with the common shares being issued by the Company and registered pursuant to this Registration Statement have been passed upon for us by Chitiz Pathak LLP, Toronto, Ontario. Manoj Pundit, Executive Vice-President, General Counsel, and Secretary of the Company, who owns less than 2% of all issued and outstanding common shares of the Company, also has served as a partner at Chitiz Pathak LLP and its predecessor firms since December 1995 and he has an equity interest in the Company.

  Item 6. Indemnification of Directors and Officers.

          Reference is made to Section 136 of Business Corporations Act (Ontario), which provides:

Indemnification of Directors

(1)

  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

	(a)	he or she acted honestly and in good faith with a view to the best interests of the corporation; and

	(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Idem

(2)

  A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

Idem

(3)

  Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

	(a)	was substantially successful on the merits in his or her defense of the action or proceeding; and

	(b)	fulfils the conditions set out in clauses (1)(a) and (b).

Liability Insurance

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against the liability incurred by the person,

(a)

  in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)

  in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

Application to court

(5)

  A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)	Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

          Reference is made to Paragraph 25 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to the indemnification of Directors and Officers:

          "The Corporation shall indemnify the directors and officers of the Corporation, former directors or officers of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate and with the approval of the court in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of the Corporation; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

          Reference is made to Paragraph 26 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to insurance for Directors and Officers:

          "The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against any liability incurred by him, in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

  Item 7. Exemption From Registration Claimed.

          Not applicable.

  Item 8. Exhibits.

Exhibit Number	Description

4.1	The Stock Option Plan of Micromem Technologies Inc dated February 14, 2001.

5.1	Opinion of Chitiz Pathak LLP, regarding legality of securities being registered (including consent).

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP.

23.3	Consent of Chitiz Pathak LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24	Power of Attorney (contained on the signature page hereto).

  Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1)         to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)         that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3)         to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  SIGNATURES

          Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 23rd day of January, 2004.

MICROMEM TECHNOLOGIES INC.

By:	/s/ Joseph Fuda
Name: Joseph Fuda Title: President

          Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Joseph Fuda Joseph Fuda	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2004
/s/ Antonio Lopes Antonio Lopes	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2004
/s/ Salvatore Fuda Salvatore Fuda	Chairman of the Board of Directors	January 23, 2004
/s/ Manoj Pundit Manoj Pundit	Executive Vice-President, General Counsel and Director	January 23, 2004
/s/ Andrew Brandt Andrew Brandt	Director	January 23, 2004
/s/ Charles A. Harnick Q.C. Charles A. Harnick Q.C.	Director	January 23, 2004
/s/ David Sharpless David Sharpless	Director	January 23, 2004
/s/ Steven Van Fleet Steven Van Fleet	Director	January 23, 2004
/s/ Stephen Fleming Stephen Fleming	Director	January 23, 2004
/s/ George A. Kennedy George A. Kennedy	Director	January 23, 2004

  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Micromem Technologies Inc. whose signature appears below constitutes and appoints Manoj Pundit and Joseph Fuda, each respectively his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, as amended, the above Power of Attorney has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Joseph Fuda Joseph Fuda	President, Chief Executive Officer and Director (Principal Executive Officer)	January 23, 2004
/s/ Antonio Lopes Antonio Lopes	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2004
/s/ Salvatore Fuda Salvatore Fuda	Chairman of the Board of Directors	January 23, 2004
/s/ Andrew Brandt Andrew Brandt	Director	January 23, 2004
/s/ Charles A. Harnick Q.C. Charles Harnick, Q.C.	Director	January 23, 2004
/s/ David Sharpless David Sharpless	Director	January 23, 2004
/s/ Steven Van Fleet Steven Van Fleet	Director	January 23, 2004
/s/ Stephen Fleming Stephen Fleming	Director	January 23, 2004
/s/ George A. Kennedy George A. Kennedy	Director	January 23, 2004
/s/ Manoj Pundit Manoj Pundit	Executive Vice-President, General Counsel and Director	January 23, 2004

          Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Micromem Technologies Inc. in the United States, in the City of Buffalo, in the State of New York, U.S.A., on January 27, 2004.

                                                                                                                                  By: /s/ Joseph P. Galda
                                                                                                                                          Joseph P. Galda

  EXHIBIT INDEX
Exhibit No.	Description
4.1	The Stock Option Plan of Micromem Technologies Inc dated February 14, 2001.
5.1	Opinion of Chitiz Pathak LLP, regarding legality of securities being registered (including consent).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP
23.3	Consent of Chitiz Pathak LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24	Power of Attorney (contained on the signature page hereto).